Exhibit 1.01

Conflict Minerals Report of Micropac Industries, Inc.

 For the reporting period from January 1, 2021 to December 31, 2021

Introduction

This Conflict Minerals Report of Micropac Industries Inc. (“Micropac Industries” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2021 to December 31, 2021.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this CMR

The Company’s core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company’s optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company’s basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac’s products are primarily sold to original equipment manufacturers (OEM’s) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company’s conducted an analysis of the products that we manufacture or contract to manufacture and found that 3TG are in substantially all of our products and are required for the functionality of the product.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act’s objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly.

Micropac Industries conducted a reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the “EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative (“CFSI”), including the Conflict-Free Smelter Program (“CFSP”).

The Company had 88% of the supplier base complete and returned the template.

Due Diligence Results

Based on the information provided by the Company supply chain and the Company’s due diligence process, the Company identified 335 Smelters or Refineries (SORs) used to process conflict minerals in the covered products.

The 335 SOR facilities that were identified pursuant to the due diligence process are set forth below.

ID	Metal	Smelter	Smelter Country
CID002763	Gold	8853 S.p.A.	ITALY
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID003185	Gold	African Gold Refinery	UGANDA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID000113	Gold	Aurubis AG	GERMANY
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND

CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID003186	Gold	Gold Coast Refinery	GHANA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID002587	Gold	Industrial Refining Company	BELGIUM
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID002893	Gold	JALAN & Company	INDIA
CID000823	Gold	Japan Mint	JAPAN

CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID003497	Gold	K.A. Rasmussen	NORWAY
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID003548	Gold	MD Overseas	INDIA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA

CID002282	Gold	Morris and Watson	NEW ZEALAND
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA
CID002761	Gold	SAAMP	FRANCE
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID002973	Gold	Safimet S.p.A	ITALY
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002853	Gold	Sai Refinery	INDIA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID003540	Gold	Sellem Industries Ltd.	MAURITANIA
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID003383	Gold	Sovereign Metals	INDIA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A	ITALY
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID003195	Gold	TSK Pretech	KOREA, REPUBLIC OF
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID003617	Gold	Value Trading	BELGIUM
CID003615	Gold	WEEEREFINING	FRANCE
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID002847	Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID003583	Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID000402	Tin	Dowa	JAPAN
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID001305	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID001898	Tin	Thaisarco	THAILAND
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID003609	Tungsten	Fujian Xinlu Tungsten	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID003417	Tungsten	GEM Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003614	Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Metal	Smelter Country	Metal	Smelter Country
Gold	ANDORRA	Tantalum	BRAZIL
Gold	AUSTRALIA	Tantalum	CHINA
Gold	AUSTRIA	Tantalum	ESTONIA
Gold	BELGIUM	Tantalum	GERMANY
Gold	BRAZIL	Tantalum	INDIA
Gold	CANADA	Tantalum	JAPAN
Gold	CHILE	Tantalum	KAZAKHSTAN
Gold	CHINA	Tantalum	MEXICO
Gold	COLOMBIA	Tantalum	NORTH MACEDONIA, REPUBLIC OF
Gold	CZECHIA	Tantalum	RUSSIAN FEDERATION
Gold	FRANCE	Tantalum	THAILAND
Gold	GERMANY	Tantalum	UNITED STATES OF AMERICA
Gold	GHANA	Tin	BELGIUM
Gold	INDIA	Tin	BOLIVIA (PLURINATIONAL STATE OF)
Gold	INDONESIA	Tin	BRAZIL
Gold	ITALY	Tin	CHINA
Gold	JAPAN	Tin	INDIA
Gold	KAZAKHSTAN	Tin	INDONESIA
Gold	KOREA, REPUBLIC OF	Tin	JAPAN
Gold	KYRGYZSTAN	Tin	MALAYSIA
Gold	LITHUANIA	Tin	MYANMAR
Gold	MALAYSIA	Tin	PERU
Gold	MAURITANIA	Tin	PHILIPPINES
Gold	MEXICO	Tin	POLAND
Gold	NETHERLANDS	Tin	RUSSIAN FEDERATION
Gold	NEW ZEALAND	Tin	RWANDA
Gold	NORWAY	Tin	SPAIN
Gold	PHILIPPINES	Tin	TAIWAN, PROVINCE OF CHINA
Gold	POLAND	Tin	THAILAND
Gold	RUSSIAN FEDERATION	Tin	UNITED STATES OF AMERICA
Gold	SAUDI ARABIA	Tin	VIET NAM
Gold	SINGAPORE	Tungsten	AUSTRIA
Gold	SOUTH AFRICA	Tungsten	BRAZIL
Gold	SPAIN	Tungsten	CHINA

Gold	SUDAN	Tungsten	GERMANY
Gold	SWEDEN	Tungsten	JAPAN
Gold	SWITZERLAND	Tungsten	KOREA, REPUBLIC OF
Gold	TAIWAN, PROVINCE OF CHINA	Tungsten	PHILIPPINES
Gold	THAILAND	Tungsten	RUSSIAN FEDERATION
Gold	TURKEY	Tungsten	TAIWAN, PROVINCE OF CHINA
Gold	UGANDA	Tungsten	UNITED STATES OF AMERICA
Gold	UNITED ARAB EMIRATES	Tungsten	VIET NAM
Gold	UNITED STATES OF AMERICA
Gold	UZBEKISTAN
Gold	ZIMBABWE